UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of December 2006 issued on December 29, 2006 appears below.

December 29, 2006

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

2006: A Year of Solid Financial Results

In November the Home Loan Bank continued to achieve solid financial results, as was the case year-to-date in 2006. The Bank established a risk/reward profile that generates sustainable and consistent earnings. We continued to follow our low-risk, conservative approach to investing while remaining a mission-focused, advances-oriented Home Loan Bank. Advance demand has remained solid: approximately 73% of the assets of the Bank are in the form of advances to our members. Only a few Home Loans can match this high rate.

The Home Loan Bank also extended its record of providing a fair return on our members’ capital investment. Year-to-date profits improved over 2005, and the Home Loan Bank is providing among the highest capital investment returns in the Home Loan Bank System. November’s year-to-date net income was $267.4 million compared to $211.8 million for 2005, a 26% increase. Dividends paid during 2006 averaged 5.59% for the year compared to an average Fed funds rate of 4.63% for the comparable earning period.

In recognition of our strategy to rebuild our profitability and retained earnings, to continue and maintain a low-risk profile, and to focus on the core business -- advance lending -- Standard & Poor’s upgraded the Bank’s long-term counterparty credit rating to "AAA" on September 21, 2006. We appreciate S&P’s recognizing the Bank’s efforts to regain a AAA, long-term counterparty credit rating.

As we prepare to close the books for the year, I want to express my personal appreciation to each stockholder for the business you brought to the Bank in 2006. We are here to help our members play a key role in the delivery of housing and community financing.
With an outstanding Board of Directors, a solid management team, and a dedicated staff, we have set the course and executed the plans that make the Bank an exemplary organization. Your Home Loan Bank team is dedicated to providing useful products and quality services while maintaining a high level of service.

In Washington

FHFB Adopts Rule on Excess Stock and Appoints Public Interest Directors

The Directors of the Federal Housing Finance Board (Finance Board) unanimously adopted a final rule prohibiting a Federal Home Loan Bank from issuing new excess stock to members if the amount of member excess stock exceeds 1% of the Home Loan Bank’s assets. Under the rule, a Home Loan Bank with excess stock greater than 1% of its total assets will be prevented from further increasing member excess stock by paying stock dividends or otherwise issuing new excess stock. Finance Board Chairman Ronald Rosenfeld stated, "We have taken an important step in fulfilling our statutory responsibility regarding the prudential operation of the Banks. Excess stock has been at the root of significant safety and soundness issues at several Banks and presents mission issues for other Banks. Setting a limit on member excess stock will help ensure that the Banks remain safe and sound, appropriately capitalized, and able to raise funds in the capital markets."

The Bank is not affected by the provisions of the proposed rule that would limit excess stock to no greater than 1% of total assets and prohibit paying dividends in the form of stock. We routinely redeem all excess stock on a daily basis, and we are in compliance with the rule. In fact, the Bank has never paid a stock dividend, so the prohibition has no impact on the Bank or our members.

The final rule on excess stock will become effective on January 29, 2007. The Finance Board also indicated at the December 22 meeting that it intends to address retained earnings later in a rule with a more risk-focused approach applying requirements based on the risks at individual FHLBanks.

As part of a broader action, the Finance Board reappointed the two public-interest directors remaining on our Board to serve for an additional one year, starting on January 1, 2007. This action will retain two experienced appointed directors at our Bank. We are delighted to have Rick Mroz, Principal, Salmon Ventures, Ltd., Millville, New Jersey, and Anne Evans Estabrook, Owner and CEO, Elberon Development Co., Cranford, New Jersey, reappointed to our Board.

The Finance Board had not appointed public-interest directors for three years. FHFB Chairman Rosenfeld pointed out at the meeting that, "While the Congress was engaged in a worthy GSE-reform debate, which may have affected the directorship structure, I did not believe it appropriate to act in a manner that might pre-empt the Congress."

With regard to the remaining Public Interest Director vacancies, Chairman Ronald Rosenfeld instructed Finance Board staff to develop a plan for the appointment of additional directors.

In closing, we value your relationship with the Home Loan Bank, and we are ready to assist you in meeting your commitments to your customers. And we appreciate the opportunity to serve you.

All of us at the Home Loan Bank wish you and yours the very best in 2007!

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 29, 2006	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer